UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 2, 2007, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an amendment to its amended and restated credit agreement dated December 22, 2004, as further amended October 31, 2006, pursuant to which Banc of America Securities LLC and Citigroup Global Markets Inc. serve as Joint Lead Arrangers, Bank of America, N.A. serves as Administrative Agent, Citicorp North America, Inc. serves as Syndication Agent and The Bank of Nova Scotia, The Royal Bank of Scotland, PLC, Eurohypo AG and HSH Nordbank AG serve as Documentation Agents.

Pursuant to the amendment, the maximum permitted borrowings under the credit facilities have been increased from $1.4 billion to $1.9 billion, consisting of a $1.15 billion unsecured revolving credit facility and a $750 million unsecured term loan.  The Company may in the future elect to increase commitments under its unsecured credit facilities by up to an additional $500 million.

The unsecured revolving credit facility and unsecured term loan maturity dates were not amended and remain at October 2010 and October 2011, respectively, and each may be extended, at the Company’s sole option, for an additional one-year period.

The unsecured revolving and term credit facilities contain financial covenants, including, among other things, maintenance of minimum net worth, a leverage ratio and a fixed charge coverage ratio.  In addition, the terms of the credit facilities restrict, among other things, certain investments, indebtedness, distributions and mergers.  Aggregate borrowings under the credit facilities may be limited primarily to an amount based on the net operating income derived from a pool of unencumbered properties. These credit facilities contain customary events of default.  Upon the occurrence of an event of default that remains uncured, the outstanding borrowings under these credit facilities may be accelerated and become due and payable immediately.

Item 2.02.  Results of Operations and Financial Condition.

On May 3, 2007, we issued a press release entitled “Alexandria Real Estate Equities, Inc. Reports First Quarter 2007 Results” which sets forth our results of operations for the first quarter ended March 31, 2007.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

99.1   Press Release dated May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 3, 2007	By:	/s/ Joel S. Marcus
Joel S. Marcus
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Exhibit Title
99.1	Press Release dated May 3, 2007